                                                                    Exhibit 14.3

                                                                   Transfer Form

                          The Oakmark Family of Funds
  State Street Bank and Trust Company Individual Retirement Custodial Account
                          IRA Transfer of Assets Form

================================================================================

1.  NAME AND ADDRESS OF DEPOSITOR

    ---------------------------------------------------------------------------
    Name

    ---------------------------------------------------------------------------
    Address

    ---------------------------------------------------------------------------
    Street                     City                 State            Zip

    --------------------------------------------------------------------------
    Daytime Telephone No. (     )

    ---------------------------------------------------------------------------
    Social Security No.

================================================================================

1.  IDENTIFICATION OF RECEIVING ACCOUNT

    This is a transfer to State Street Bank and Trust Company

    [ ] Regular IRA*          [ ] SEP IRA*          [ ] Roth IRA**

* You may not transfer from a Roth IRA to a Regular IRA or a simplified employee pension (SEP) IRA. Transfer to a Regular IRA or SEP IRA may be made from another Regular IRA or SEP IRA, qualified employer plan, 403(b) arrangement, or a Simple IRA (but not until at least 2 years after the first contribution to your Simple IRA).

** Transfers to a Roth IRA are possible only from another Roth IRA or from a Regular IRA, not from other types of tax-deferred accounts. A transfer from a Regular IRA will trigger federal income tax on the taxable amount transferred from the Regular IRA. Note: If a conversion, rollover or transfer from a Regular IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may not be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

    If you already have a Regular IRA, SEP IRA or Roth IRA, indicate the account No._____________________.

3.  INSTRUCTION TO PRESENT IRA CUSTODIAN OR TRUSTEE (Completed by Depositor)


    ---------------------------------------------------------------------------
    Name of Custodian/Trustee

    ---------------------------------------------------------------------------
    Attn:  Mr./Mrs.

    ---------------------------------------------------------------------------
    Address

    ---------------------------------------------------------------------------
    Street                     City                 State            Zip

     Account number at Present IRA Custodian or Trustee: _____________________

     Please transfer assets from the above account to State Street Bank and Trust Company. Transfer should be in cash according to the following instructions:

[ ]  Transfer the total amount in my Account, or

[ ]  Transfer % and retain the balance, or

[ ]  Transfer $ and retain the balance


     Make check payable to:

          State Street Bank and Trust Company


     Mail to:

          The Oakmark Funds
          P. O. Box 8510
          Boston, MA  02266-8510

4. INVESTMENT INSTRUCTIONS TO STATE STREET BANK AND TRUST COMPANY (Depositor_check one box and complete if necessary)

[_] Invest the transferred amount in accordance with the investment instructions in the Adoption Agreement for my State Street Bank and Trust Company Individual Retirement Custodial Account.

[_]  Invest the transferred amount as follows:
     Oakmark                  %
     Oakmark Select           %
     Oakmark Equity and       %
     Income
     Oakmark International    %
     Oakmark International    %
     Small Cap Fund
                                       Account number (if
                                       existing):




          I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus. Please read the prospectus before investing.

          I understand that the requirements for a valid transfer to a Regular IRA, SEP IRA, or Roth IRA are complex and that I have the responsibility for complying with all requirements and for the tax results of any such transfer.

--------------------------------------------------------------------------------

SIGNATURE OF DEPOSITOR

          The undersigned certifies to the present IRA custodian or trustee that the undersigned has established a successor Individual Retirement Custodial Account meeting the requirements of Internal Revenue Code
          Section 408(a), 408(p) or 408A (as the case may be) to which assets will be transferred, and certifies to State Street Bank and Trust Company that the IRA from which assets are being transferred meets the requirements of Internal Revenue Code Section 408(a), 408(p) or 408A (as the case may be).


                                       Date     Signature of Depositor

SIGNATURE GUARANTEE (only if required by current Custodian or Trustee)

Signature guaranteed by:
Name of Bank or Dealer Firm

     Signature of Officer and Title

--------------------------------------------------------------------------------


5.  ACCEPTANCE BY NEW CUSTODIAN (Completed by State Street Bank and Trust
    Company)

    State Street Bank and Trust Company agrees to accept transfer of the above amount for deposit to the Depositor's State Street Bank and Trust Company Individual Retirement Custodial Account, and requests the liquidation and transfer of assets as indicated above.

    By: